Exhibit 21.1

Subsidiaries of the Registrant

The following is a list of subsidiaries of the Registrant, omitting subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary of the Registrant as of December 31, 2024:

Company Name	Place of Formation
U.S. DATA MINING GROUP, INC.	Nevada
U.S. DATA TECHNOLOGIES GROUP LTD.	Delaware
U.S. DATA LONE STAR, INC.	Nevada
PECOS DATA TECHNOLOGIES, LLC	Nevada
US DATA MANAGEMENT GROUP LLC	Delaware
U.S DATA GROUP, INC.	Nevada
US MINING INFRASTRUCTURE OPERATIONS LLC	Delaware
USMIO ALPHA LLC	Delaware
USMIO CHARLIE LLC	Delaware
USMIO DELTA LLC	Delaware
USMIO HOTEL LLC	Delaware
USMIO SALT CREEK LLC	Delaware
U.S. DATA ENERGY GROUP, INC.	Nevada
US DATA MINING ENERGY GROUP INC.	Nevada
USMIO ECHO LLC	Delaware
US DATA KING MOUNTAIN LLC	Nevada
US DATA GUARDIAN LLC	Nevada
US DATA VENTURES LLC	Delaware
HIGHRISE AI, INC.	Delaware
US COMPUTE AI CORP	Delaware
US DATA LLC	Delaware
HUT 8 MINING CORP.	British Columbia, Canada
HUT 8 HIGH PERFORMANCE COMPUTING INC.	British Columbia, Canada
HUT 8 INFRASTRUCTURE LLC	Delaware
ROCKY BUTTE LAND HOLDCO, LLC	Delaware
ROCKY BUTTE POWER HOLDCO, LLC	Texas
ZEPHYR INFRASTRUCTURE LLC	Delaware
HUT 8 ENERGY HOLDINGS INC.	Ontario
FAR NORTH POWER CORP.	Ontario
IROQUOIS FALLS POWER CORP.	Ontario
BAY POWER CORP.	Ontario
KAP POWER CORP.	Ontario
1000774046 ONTARIO INC.	Ontario
KINGSTON COGEN LIMITED PARTNERSHIP	Ontario

All of the above listed subsidiaries have been consolidated in our consolidated financial statements.